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As filed with the Securities and Exchange Commission on December 15, 2004

Registration No. 333-

UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASCADE MICROTECH, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of Incorporation or Organization)	3825 (Primary Standard Industrial Classification Code Number)	93-0856709 (I.R.S. Employer Identification Number)
2430 N.W. 206th Avenue Beaverton, Oregon 97006 (503) 601-1000 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Eric W. Strid
Chief Executive Officer
Cascade Microtech, Inc.
2430 N.W. 206th Avenue
Beaverton, Oregon 97006
(503) 601-1000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Gregory E. Struxness, Esq. Ater Wynne LLP 222 S.W. Columbia, Suite 1800 Portland, OR 97201 (503) 226-1191	Matthew W. Sonsini, Esq. Wilson Sonsini Goodrich and Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), check the following box:    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-113256

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, $0.01 par value	$330,008	$39.00

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
The Company previously registered an aggregate of $85,000,000 worth of Common Stock on a Registration Statement on Form S-1 (File No. 333-113256), for which a filing fee of $10,770 was previously paid upon the filing of such Registration Statement.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-1, File No. 333-113256 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, as amended (including the exhibits thereto), which was declared effective by the Commission on December 14, 2004, are incorporated herein by reference.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on December 15, 2004.

CASCADE MICROTECH, INC.
By:	/s/ ERIC W. STRID Eric W. Strid Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been duly signed by the following persons in the capacities indicated as of December 15, 2004.

/s/ ERIC W. STRID Eric W. Strid	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ STEVEN SIPOWICZ Steven Sipowicz	Chief Financial Officer, Treasurer (Principal Financial Officer and Accounting Officer)
K. REED GLEASON* K. Reed Gleason	Vice President of Advanced Development and Director
Keith Barnes	Director
F. PAUL CARLSON* F. Paul Carlson	Director
George P. O'Leary	Director
WILLIAM R. SPIVEY* William R. Spivey	Director
*By:	/s/ ERIC W. STRID Eric W. Strid Attorney-in-fact

II-2

EXHIBIT LIST

(a)
Exhibits:

5.1	Opinion of Ater Wynne LLP
23.1	Consent of Ater Wynne LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney (incorporated by reference from Registration Statement on Form S-1 (File No. 333-113256))

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT LIST